                                                                  EXHIBIT 10.11




                               MORTGAGE OF SHARES


                             Dated 12th June, 1997


                                    BETWEEN



                             AMAV INDUSTRIES, INC.

                                   as Chargor


                                    - and -


                           CREDIT SUISSE FIRST BOSTON

                            as Administrative Agent



                                 ALLEN & OVERY
                                     London

                                     INDEX


CLAUSE                                                             PAGE
1.   Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . 1
2.   Covenant To Pay  . . . . . . . . . . . . . . . . . . . . . . . . 5
3.   Secured Liabilities  . . . . . . . . . . . . . . . . . . . . . . 6
4.   Charges On Shares  . . . . . . . . . . . . . . . . . . . . . . . 6
5.   Continuing Security  . . . . . . . . . . . . . . . . . . . . . . 7
6.   Representations And Warranties . . . . . . . . . . . . . . . . . 9
7.   Undertakings . . . . . . . . . . . . . . . . . . . . . . . . .  10
8.   Special Provisions Relating To The Shares  . . . . . . . . . .  11
9.   When Security Becomes Enforceable  . . . . . . . . . . . . . .  13
10.  Enforcement Of Security  . . . . . . . . . . . . . . . . . . .  13
11.  Receiver . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
12.  Application Of Proceeds  . . . . . . . . . . . . . . . . . . .  16
13.  No Liability As Mortgagee In Possession  . . . . . . . . . . .  16
14.  Protection Of Third Parties  . . . . . . . . . . . . . . . . .  16
15.  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
16.  Delegation By Administrative Agent . . . . . . . . . . . . . .  17
17.  Further Assurances . . . . . . . . . . . . . . . . . . . . . .  17
18.  Redemption Of Prior Mortgages  . . . . . . . . . . . . . . . .  18
19.  Power Of Attorney  . . . . . . . . . . . . . . . . . . . . . .  18
20.  New Accounts . . . . . . . . . . . . . . . . . . . . . . . . .  19
21.  Stamp Taxes  . . . . . . . . . . . . . . . . . . . . . . . . .  19
22.  Administrative Agent . . . . . . . . . . . . . . . . . . . . .  19
23.  Waivers, Remedies Cumulative . . . . . . . . . . . . . . . . .  22
24.  Severability . . . . . . . . . . . . . . . . . . . . . . . . .  22
25.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . .  23
26.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
27.  Covenant To Release  . . . . . . . . . . . . . . . . . . . . .  23
28.  Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . .  24
29.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . .  24

Signatories . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

THIS MORTGAGE OF SHARES is dated 12th June, 1997 and is made BETWEEN:

(1)     AMAV INDUSTRIES, INC., a Delaware Corporation (the "CHARGOR"); and

(2) CREDIT SUISSE FIRST BOSTON (the "ADMINISTRATIVE AGENT") as agent and trustee for itself and each of the Secured Parties (as defined below).

WHEREAS:

(A) The Lenders have agreed to make available to the Borrower credit facilities on and subject to the terms of the Credit Agreement.

(B) Pursuant to the Master Guarantee and Collateral Agreement the Chargor (among others) has, inter alia, guaranteed to the Secured Parties the payment of the Borrower Obligations.

(C) The Chargor has agreed to enter into this Deed to secure the payment of the Secured Liabilities to the Secured Parties.

(D) It is intended by the parties hereto that this document shall take effect as a deed notwithstanding the fact that a party may only execute this document under hand.

NOW IT IS AGREED as follows:

1.      INTERPRETATION

1.1     DEFINITIONS

        In this Deed:

        "BORROWER"

        means Hedstrom Corporation.

        "BORROWER OBLIGATIONS"

        has the meaning given to it in the Master Guarantee and Collateral Agreement.

        "COMPANY"

        means AMAV Industries Limited, an English incorporated company (Registered no. 2465222).

        "CREDIT AGREEMENT"

        means the credit agreement dated as of 12th June, 1997 between Hedstrom Holdings, Inc. as Parent, the Borrower, the Lenders, Societe Generale as documentation agent, UBS Securities as syndication agent and Credit Suisse First Boston as administrative agent, and any and each other agreement or instrument supplementing or amending it.

        "CREDIT DOCUMENTS"

        has the meaning given to it in the Credit Agreement.

        "CREDIT PARTIES"

        has the meaning given to it in the Credit Agreement.

        "DEFAULT RATE"

        at any time means the rate determined in accordance with Section 7.8(c) of the Credit Agreement.

        "DEFAULT"

        has the meaning given to it in the Credit Agreement.

        "EVENT OF DEFAULT"

        has the meaning given to it in the Credit Agreement.

        "FINANCE DOCUMENTS"

        means:

        (a)     the Credit Agreement;

        (b)     the Security Documents;

        (c)     any Letter of Credit;

        (d)     the other Credit Documents;

        (e) any Hedge Agreement entered into by the Borrower with any Lender (or any Affiliate of any Lender);

        (f) any document designated in writing as such by the Administrative Agent (on the instructions of the Required Lenders) and the Borrower; and

        (g) any other document made, delivered or given in connection with any of the foregoing.

        "HEDGE AGREEMENT"

        has the meaning given to it in the Master Guarantee and Collateral Agreement.

        "LENDERS"

        has the meaning given to it in the Credit Agreement.

        "LETTER OF CREDIT"

        has the meaning given to it in the Credit Agreement.

        "LIEN"

        has the meaning given to it in the Credit Agreement.

        "MASTER GUARANTEE AND COLLATERAL AGREEMENT"

        has the meaning given to it in the Credit Agreement.

        "RECEIVER"

        means a receiver and manager of (if the Administrative Agent so specifies in the relevant appointment) a receiver.

        "REIMBURSEMENT OBLIGATION"

        has the meaning given to it in the Credit Agreement.

        "RELATED RIGHTS"

        means, in relation to the Shares, all dividends and other distributions paid or payable after the date hereof on all or any of the Shares and all stocks, shares, securities (and the dividends or interest thereon), rights, money or property accruing or offered at any time by way of redemption, bonus, preference, option rights or otherwise to or in respect of any of the Shares or in substitution or exchange for any of the Shares.

        "REQUIRED LENDERS"

        has the meaning given to it in the Credit Agreement.

        "SECURED LIABILITIES"

        has the meaning given to it in Clause 3.1 (Scope).

        "SECURED PARTIES"

        means the Lenders (in any capacity under any Finance Document), (in the case of a Hedge Agreement) any Affiliate of a Lender, the Documentation Agent (as defined in the Credit Agreement), the Syndication Agent (as defined in the Credit Agreement) and the Administrative Agent.

        "SECURITY ASSETS"

        means all assets, rights and property of the Chargor the subject of any security created by this Deed or any other Security Document.

        "SECURITY DOCUMENT"

        means this Deed and the other Security Documents (as defined in the Credit Agreement).

        "SECURITY PERIOD"

        means the period beginning on the date hereof and ending on the date (as stated by the Administrative Agent) upon which all the Secured Liabilities which have arisen have been unconditionally and irrevocably paid and discharged in full and after which no further Secured Liabilities are reasonably likely to arise or the security hereby created has been unconditionally and irrevocably released and discharged.

        "SHARES"

        means the 650 ordinary shares represented by share certificate numbered
                  of   the Company owned by the Chargor (being 65 per cent. of
        the issued ordinary share capital of Company), including all Related Rights.

1.2     INTERPRETATION

(a) Save as expressly herein defined, capitalised terms defined in the Credit Agreement shall have the same meaning herein.

(b) The provisions of Section 1.2 of the Credit Agreement shall also apply hereto as if expressly set out herein (mutatis mutandis) with each reference to the Credit Agreement being deemed to be a reference to this Deed.

(c) The terms of the other Finance Documents and of any side letters between the parties hereto in relation to the Finance Documents are incorporated herein to the extent required for any purported disposition of the Security Assets contained herein to be a valid disposition in accordance with Section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989.

(d) If the Administrative Agent (as appropriate, on the basis of legal advice received by it for this purpose) considers that an amount paid by any Credit Party to either the Administrative Agent or any of the Secured Parties under any Finance Document is capable of being avoided or otherwise set aside on the liquidation or administration (or equivalent) of the Chargor or otherwise, then such amount shall not be considered to have been irrevocably paid for the purposes hereof.

(e) For the avoidance of doubt, an obligation in this Deed (or any part thereof) which constitutes financial assistance within the meaning of Section 151 of the Companies Act 1985, shall not be excluded by the proviso to the definition of "Secured Liabilities" in Clause 3.1 (Scope) if in relation to such obligation the provisions of Sections 155-158 of the Companies Act 1985 have been complied with.

1.3     CONSTRUCTION

(a)     In this Deed, unless the contrary intention appears, a reference to:

        (i) "ASSETS" means properties, revenues and rights of every description;

                an "AUTHORISATION" means an authorisation, consent, approval, resolution, license, exemption, filing, registration and notarisation.

                a "MONTH" or two or more "MONTHS" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next or relevant subsequent calendar month, except that, if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that calendar month;

                a "REGULATION" means any regulation, rule, official directive, request or guideline (whether or not having the force of law, but, if not having the force of law with which persons of the relevant category would customarily comply) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation;

        (ii) a provision of a law is a reference to that provision as amended or re-enacted;

        (iii) a Clause or a Schedule is a reference to a clause of or a schedule to this Deed;

        (iv)    a person includes its successors and assigns;

        (v) a Finance Document or another document is a reference to that Finance Document or that other document as amended, novated or supplemented; and

        (vi)    a time of day is a reference to London time.

(b) The index to and the headings in this Deed are for convenience only and are to be ignored.

1.4     CERTIFICATES

        A certificate of the Administrative Agent setting forth the amount of any Secured Liability due from the Chargor shall be prima facie evidence of such amount against the Chargor in the absence of manifest error.

2.      COVENANT TO PAY

2.1     COVENANT

        The Chargor hereby, as primary obligor and not merely as surety, covenants with the Administrative Agent (as agent and trustee as aforesaid) that it will pay or discharge the Secured Liabilities on the due date therefor in the manner provided in the relevant Finance Document. Any amount not paid hereunder when due as set forth in the Credit Agreement shall bear interest (as well after as before judgement and payable on demand) at the Default Rate from time to time (or, if higher, the default rate applicable to the Secured Liability concerned) from the due date until the date such amount is unconditionally and irrevocably paid and discharged in full.


2.2     RIGHT OF APPROPRIATION

        Upon and after the occurrence of an Event of Default and for so long as the same is continuing, the Administrative Agent shall be entitled to appropriate moneys and/or assets to Secured

        Liabilities in such manner or order as it sees fit (subject to Clause 12 (Application of Proceeds)) and any such appropriation shall override any appropriation by the Chargor. This Clause 2.2 shall not, however, override the principle that the Secured Parties are to share in recoveries on a pro rata basis.


3.      SECURED LIABILITIES

3.1     SCOPE

        The security constituted by the Security Documents secures the "SECURED LIABILITIES", being the collective reference to:

        (i)     the Chargor's guarantee of the Borrower Obligations pursuant to
                Section 2 of the Master Guarantee and Collateral Agreement; and

        (ii) all obligations and liabilities of the Chargor which may arise under or in connection with the Master Guarantee and Collateral Agreement or any other Credit Document to which the Chargor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Chargor pursuant to the terms of the Master Guarantee and Collateral Agreement or any other Credit Document), provided always that any obligation which, if it were so included within the definition of "Secured Liabilities", would result in this Deed contravening Section 151 of the Companies Act 1985 shall not be included within the definition of "Secured Liabilities".

3.2     COVENANT TO MAKE FACILITIES AVAILABLE

        Each Secured Party, by the Administrative Agent's execution of this Deed, hereby severally covenants with the Chargor that it will, upon and subject to the terms of the relevant Finance Document, make advances and further advances or other financial accommodation to the extent (if at all) it is provided for in the relevant Finance Document.

4.      CHARGES ON SHARES

(a) The Chargor hereby as continuing security for the payment, discharge and performance of all the Secured Liabilities mortgages and charges and agrees to mortgage and charge to the Administrative Agent (as agent and trustee for the benefit of itself and each of the Secured Parties) all Shares held now or in the future by it and/or any nominee on its behalf, the same to be a security by way of a first mortgage,

        PROVIDED THAT:

        (i) whilst no Event of Default exists all dividends and other distributions paid or payable with respect to the Shares may be paid directly to the Chargor (in which case the Administrative Agent or its nominee shall execute any necessary dividend mandate) and, if paid directly to the Administrative Agent, shall be paid promptly by it to the Chargor; and

     (ii) unless an Event of Default is continuing, the Chargor may exercise all voting rights attaching to the relevant Shares or, where the shares have been registered in the name of the Administrative Agent or its nominee, as the relevant Chargor may direct in writing (and the Administrative Agent and any nominee of the Administrative Agent in whose name such Shares are registered shall execute any form of proxy or other document reasonably required in order for the Chargor to do so) provided that no vote shall be cast or exercised which in the reasonable opinion of the Administrative Agent would be likely to be materially prejudicial to the rights or interest of the Secured Parties under any of the Finance Documents.

(b) The mortgages and charges on shares created by this Clause 4 are made with full title guarantee.

5.   CONTINUING SECURITY

5.1  CONTINUING SECURITY

     The security constituted by this Deed shall be continuing and will extend to the ultimate balance of the Secured Liabilities, regardless of any intermediate payment or discharge in whole or in part.

5.2  REINSTATEMENT

     Where any discharge (whether in respect of any amounts hereby secured or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be repaid on bankruptcy, liquidation or otherwise without limitation, the liability of the Chargor under this Deed shall continue as if there had been no such discharge or arrangement. The Secured Parties shall be entitled to concede or compromise any claim that any such payment, security or other disposition is liable to avoidance or repayment.

5.3  WAIVER OF DEFENCES

     The liability of the Chargor hereunder shall not be prejudiced, affected or diminished by any act, omission, circumstance, matter or thing which but for this provision might operate to release or otherwise exonerate the Chargor from its obligations hereunder in whole or in part, including without limitation and whether or not known to the Chargor or to any Secured Party;

     (a) any time or waiver granted to or composition with any Credit Party or any other person;

     (b) the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against any Credit Party or any other person;

     (c) any legal limitation, disability, incapacity or other circumstances relating to the Chargor or the death, bankruptcy, liquidation or change in the name or constitution of any Credit Party or any other person;

     (d) any variation of, or extension of the due date for performance of any term of, any Finance Document or any other document or security so that references to such documents in this Deed shall include each such variation or extension or any increase, exchange, acceleration, renewal, surrender, release or loss of or failure to perfect any security or any non-presentment or non-observance of any formality in respect of any instruments; and

        (e) any irregularity, unenforceability, invalidity or frustration of any obligations of any Credit Party or any other person under the Finance Documents or any other document or security, to the intent that the Chargor's obligations hereunder shall remain in full force and this Deed be construed accordingly as if there were no such irregularity, unenforceability, invalidity or frustration.

5.4     IMMEDIATE RECOURSE

        The Chargor waives any right it may have of first requiring any Secured Party to proceed against or enforce any other rights or security of or claim payment from any Credit Party or any other person before claiming from the Chargor hereunder.

5.5     PRESERVATION OF RIGHTS

        Until all the Secured Liabilities have been irrevocably paid and discharged in full, each Secured Party (or any trustee or the Administrative Agent on its behalf) may:

        (a) refrain from applying or enforcing any other security, moneys or rights held or received by that Secured Party in respect of such amounts or apply and enforce the same in such manner and order as it sees fit (whether against such amounts or otherwise) and the Chargor shall not be entitled to the benefit of the same; and

        (b) hold in suspense account any moneys received from the Chargor or on account of the Chargor's liability hereunder, on which the Secured Party shall pay interest at the rate reasonably determined by it to be usual for accounts of that type.

5.6     NON-COMPETITION

        Until the Secured Liabilities have been irrevocably paid in full, the Chargor shall not by virtue of any payment made, security realised or moneys received for or on account of the Chargor's liability hereunder:

        (a) be subrogated to any rights, security or moneys held, received or receivable by any Secured Party or be entitled to any right of contribution;

        (b) be entitled and shall not claim to rank as creditor against the estate or in the bankruptcy or liquidation of any Credit Party in competition with any Secured Party;

        (c) receive, claim or have the benefit of any payment, distribution or security from or on account of any Credit Party or exercise any right of set-off as against any Credit Party or any other person liable hereunder or claim the benefit of any security or moneys held by or for the account of the Secured Parties, and the Secured Parties shall be entitled to apply such security and moneys as they see fit.

        The Chargor shall forthwith pay to the Administrative Agent (for the Secured Parties) an amount equal to any such set-off in fact exercised by it and shall hold in trust for and forthwith pay or transfer, as the case may be, to the Administrative Agent any such payment or distribution or benefit of security in fact received by it. If the Chargor exercises any right of set-off contrary to the above, it will forthwith pay an amount equal to the amount set off to the Administrative Agent.

5.7     ADDITIONAL SECURITY

        The security constituted by this Deed shall be in addition to and shall not in any way be prejudiced by any other security now or hereafter held by the Administrative Agent as security for the Secured Liabilities.
        The Secured Parties' rights hereunder are in addition to and not exclusive of those provided by law.

5.8     CERTIFICATE

        A certificate of the Administrative Agent as to the amount of the Secured Liabilities shall be prima facie evidence of that amount as against the Chargor, save in the case of manifest error.

5.9     SECURITY

        The Chargor will not without the prior written consent of the Administrative Agent hold any security from any Credit Party in respect of the Secured Liabilities. The Chargor will hold any security held by it in breach of this provision in trust for the Secured Parties.

6.      REPRESENTATIONS AND WARRANTIES

6.1     TO WHOM MADE

        The Chargor makes the representations and warranties set out in Clause
        6.2 (Matters represented) to each Secured Party.

6.2     MATTERS REPRESENTED

(a)     SHARES

        (i) The Chargor is and will remain the sole beneficial owner of the Shares and save where the Shares have been registered in the name of the Administrative Agent or its nominee pursuant hereto, it is and will remain the absolute legal owner thereof
                (together with its nominee(s)), except to the extent permitted by the Credit Agreement;

        (ii) the Chargor has not transferred, assigned, pledged or in any way encumbered the Shares other than pursuant to the Security Documents or as permitted pursuant to the Credit Agreement;

        (iii) the Chargor will not take any action whereby the rights attaching to the Shares are altered in any way prejudicial to the Secured Parties or diluted;

        (iv) the Shares are fully paid and are not subject to any options to purchase or similar rights of any person; and

        (v) the Shares represent 65 per cent. of the issued share capital of the Company;

(b) The Chargor is the beneficial and (subject to the security created by this Deed) legal owner of all the issued shares of the Company.

6.3     TIMES FOR MAKING REPRESENTATIONS AND WARRANTIES

        The representations and warranties set out in this Clause 6:

        (a) will survive the execution of each Finance Document and the making of each Loan or other extension of credit under the Finance Documents; and

        (b) are made on the date hereof and are deemed to be repeated on each date during the Security Period on which any of the representations and warranties set out in Section VIII (Representations and warranties) of the Credit Agreement are repeated with reference to the facts and circumstances then existing.

7.      UNDERTAKINGS

7.1     DURATION AND WITH WHOM MADE

        The undertakings in this Clause 7:

        (a)     shall remain in force throughout the Security Period; and

        (b)     are given by the Chargor to each Secured Party.

7.2     GENERAL UNDERTAKINGS

        The Chargor shall at all times comply with the terms of this Deed.

7.3     RESTRICTIONS ON DEALING

        The Chargor will not:

        (a) create or permit to subsist any Lien over all or any of the Security Assets other than pursuant to or contemplated by the Security Documents or the Credit Agreement; or

        (b) part with, lease, sell, transfer or otherwise dispose of or agree to part with, lease, sell, transfer or otherwise dispose of all or any part of the Security Assets or any interest therein, other than as permitted by the Credit Agreement.

7.4     UNDERTAKINGS RELATING SPECIFICALLY TO THE SECURITY ASSETS

        The Chargor shall:

        (a) deposit with the Administrative Agent or as the Administrative Agent may direct all certificates and other documents of title or evidence of ownership in relation to such Shares as are owned by it and their Related Rights and to the assets specified in Clause 4 (Charges on shares); and

        (b) execute and deliver to the Administrative Agent all such share transfers and other documents as may reasonably be requested by the Administrative Agent in order to enable the Administrative Agent or its nominees to be registered as the owner or otherwise to obtain a legal title to the same and, without limiting the generality of the foregoing, shall deliver to the Administrative Agent on the date hereof or as soon as practicable thereafter executed (and, if required to be stamped, pre-stamped) share transfers for all Shares in favour of the Administrative Agent's nominees as transferee and shall procure that all such share transfers are forthwith registered by the relevant company and that share certificates in the name of those nominees in respect of all Shares are forthwith delivered to the Administrative Agent.

7.5     MAINTENANCE

        The Chargor will:

        (a) TAXES AND OUTGOINGS pay as and when the same shall become due all taxes, rates, duties, charges, assessments and outgoings whatsoever (whether parliamentary, parochial, local or of any other description) which shall be assessed, charged or imposed upon or payable by it in respect of the Security Assets or any part thereof (save to the extent that payment of the same is being contested in good faith);

        (b) NOTICES within 14 days after the receipt by the Chargor of any application, requirement, order or notice served or given by any public or local or any other authority with respect to the Security Assets (or any part thereof) which is likely to have a material adverse effect on the value of the Security Assets, give written notice thereof to the Administrative Agent and also (within seven days after demand) produce the same or a copy thereof to the Administrative Agent and inform it of the steps taken or proposed to be taken to comply with any requirement thereby made or implicit therein; and

        (c) STATUTES duly and punctually perform and observe all its obligations in connection with the Security Assets under any present or future statute or any regulation, order or notice made or given thereunder.

8.      SPECIAL PROVISIONS RELATING TO THE SHARES

8.1     REGISTRATION ON TRANSFER

        The Chargor hereby authorises the Administrative Agent (at any time) to arrange for the Shares to be delivered to any person or registered as the Administrative Agent may feel appropriate to perfect the security thereover and to transfer or cause the Shares to be transferred to and registered in the name of any nominees of the Administrative Agent (as agent and trustee, as aforesaid) and the Chargor undertakes from time to time to execute and sign all transfers, contract notes, powers of attorney and other documents which the Administrative Agent may require for perfecting its title to any of the Shares or for vesting the same in itself or its nominee or in any purchasers or transferees (under the powers of realisation herein conferred).

8.2     POWERS

        The Administrative Agent and its nominee may at any time after an Event of Default has occurred and whilst it is continuing exercise or refrain from exercising (in the name of the Chargor, the registered holder or otherwise and without any further consent or authority from the Chargor and irrespective of any direction given by the Chargor) in respect of the Shares any voting rights and any powers or rights under the terms thereof or otherwise which may be exercised by the person or persons in whose name or names the Shares are registered or who is the holder thereof, including, without limitation, all the powers given to trustees by
        Section 10(3) and (4) of the Trustee Act 1925 as amended by Section 9 of the Trustee Investments Act 1961 in respect of securities or property subject to a trust PROVIDED THAT in the absence of notice from the Administrative Agent that such circumstances are applicable the Chargor may and shall continue to exercise any and all voting rights with respect to the Shares subject always to the terms hereof. The Chargor shall not without the previous consent in writing of the Administrative Agent (such consent not to be unreasonably withheld or delayed) exercise the voting rights attached to any of the Shares in favour of resolutions having the effect of or prejudicing the security hereunder or impairing the value of the Shares. Subject to Clause 4 (Charges on shares) and this Clause 8.2, the Chargor hereby irrevocably appoints the Administrative Agent or its nominees its proxy so to exercise all voting rights so long as the Shares remain registered in the names of the Chargor.

8.3     CALLS

        The Chargor during the continuance of this security will make all payments which may become due in respect of any of the Shares and in the case of the occurrence of an Event of Default as a result of the Chargor's failure in making any such payments the Administrative Agent may if it thinks fit make such payments on behalf of the Chargor. Any sums so paid by the Administrative Agent shall be repayable by the Chargor to the Administrative Agent on demand together with interest at the Default Rate from the date of such payment by the Administrative Agent, and pending such repayment shall constitute part of the Secured Liabilities.

8.4     LIABILITY TO PERFORM

        It is expressly agreed that, notwithstanding anything to the contrary herein contained, the Chargor shall remain liable to observe and perform all of the conditions and obligations assumed by it in respect of the Shares and none of the Administrative Agent and the Secured Parties shall be under any obligation or liability by reason of or arising out of this Deed. None of the Secured Parties shall be required in any manner to perform or fulfil any obligation of the Chargor in respect of the Shares, or to make any payment, or to receive any enquiry as to the nature or sufficiency of any payment received by them, or to present or file any claim or take any other action to collect or enforce the payment of any amount to which they may have been or to which they may be entitled hereunder at any time or times.

8.5     ENFORCEMENT

        Upon the occurrence of an Event of Default and at any time whilst any Event of Default exists, the Administrative Agent shall be entitled to put into force and exercise immediately as and when it may see fit any and every power possessed by the Administrative Agent by virtue of this Deed or available to a secured creditor (so that Sections 93 and 103 of the Law of Property Act 1925 shall not apply to this security) and in particular (without limitation):

        (a) to sell all or any of the Shares in any manner permitted by law upon such terms as the Administrative Agent shall in its absolute discretion determine;

        (b) to collect, recover or compromise and give a good discharge for any moneys payable to the Chargor in respect of the Shares or in connection therewith; and

        (c) to act generally in relation to the Shares in such manner as the Administrative Agent shall determine.

9.      WHEN SECURITY BECOMES ENFORCEABLE

        The security constituted hereby shall become immediately enforceable upon the occurrence of an Event of Default and the power of sale and other powers conferred by Section 101 of the Law of Property Act, 1925 as varied or amended by this Deed shall be immediately exercisable upon this security becoming enforceable and at any time thereafter whilst any Event of Default exists. After the security constituted hereby has become enforceable, the Administrative Agent may in its absolute discretion enforce all or any part of such security in such manner as it sees fit or as the Required Lenders may direct.

10.     ENFORCEMENT OF SECURITY

10.1    GENERAL

        For the purposes of all powers implied by statute the Secured Liabilities shall be deemed to have become due and payable on the date hereof and Section 103 of the Law of Property Act 1925 (restricting the power of sale) and Section 93 of the same Act (restricting the right of consolidation) shall not apply to this security. The statutory powers of leasing conferred on the Administrative Agent shall be extended so as to authorise the Administrative Agent to lease, make agreements for leases, accept surrenders of leases and grant options as the Administrative Agent shall think fit and without the need to comply with any of the provisions of sections 99 and 100 of the Law of Property Act 1925.

10.2    CONTINGENCIES

(a) If the Administrative Agent enforces the security constituted by this Deed (whether by the appointment of a Receiver or otherwise) at a time when no amounts are due under the Finance Documents (but at a time when amounts may become so due), the Administrative Agent (or such Receiver) may pay the proceeds of any recoveries effected by it into such number of realisations accounts (bearing interest at market rates prevailing for like amounts) as it considers appropriate.

(b) The Administrative Agent (or such Receiver) may (subject to the payment of any claims having priority to this security) withdraw amounts standing to the credit of such realisations accounts to:

        (i) meet all costs, charges and expenses incurred and payments made by the Administrative Agent (or such Receiver) in the course of such enforcement;

        (ii) pay remuneration to the Receiver as and when the same becomes due and payable; and

        (iii) meet amounts due and payable under the Finance Documents as and when the same become due and payable.

        in each case, together with interest thereon (as well after as before judgment and payable on demand) at the Default Rate from the date the same become due and payable until the date the same are unconditionally and irrevocably paid and discharged in full.

(c) The Chargor will not be entitled to withdraw all or any moneys (including interest) standing to the credit of any realisations account until the expiry of the Security Period.

11.     RECEIVER

11.1    APPOINTMENT OF RECEIVER

(a) At any time after this security becomes enforceable or if the Chargor so requests the Administrative Agent in writing at any time, the Administrative Agent may without further notice appoint under seal or in writing under its hand any one or more qualified persons to be a Receiver of all or any part of the Security Assets in like manner in every respect as if the Administrative Agent had become entitled under the Law of Property Act 1925 to exercise the power of sale thereby conferred.

(b) In this Clause, "QUALIFIED PERSON" means a person who, under the Insolvency Act 1986, is qualified to act as a receiver of the property of the Chargor with respect to which he is appointed or (as the case may require) an administrative receiver of the Chargor.

11.2    POWERS OF RECEIVER

(a) Every Receiver appointed in accordance with Clause 11.1 (Appointment of Receiver) shall have and be entitled to exercise all of the powers set out in paragraph (b) below in addition to those conferred by the Law of Property Act 1925 on any receiver appointed thereunder. A Receiver who is an administrative receiver of the Chargor shall have all the powers of an administrative receiver under the Insolvency Act 1986. If at any time there is more than one Receiver of all or any part of the Security Assets, each such Receiver may (unless otherwise stated in any document appointing him) exercise all of the powers conferred on a Receiver under this Deed individually and to the exclusion of each other Receiver.

(b)     The powers referred to in the first sentence of paragraph (a) above are:

        (i) TAKE POSSESSION to take immediate possession of, get in and collect the Security Assets or any part thereof;

        (ii) PROTECTION OF ASSETS to do all acts which the Chargor might do in the ordinary conduct of its business as well for the protection as for the improvement of the Security Assets;

        (iii) EMPLOYEES to appoint and discharge managers, officers, agents, accountants, servants, workmen and others for the purposes hereof upon such terms as to remuneration or otherwise as he may think proper and to discharge any such persons appointed by the Chargor;

        (iv) BORROW MONEY for the purpose of exercising any of the powers, authorities and discretions conferred on him by or pursuant to this Deed and/or of defraying any costs, charges, losses or expenses (including his remuneration) which shall be incurred by him in the exercise thereof or for any other purpose, to raise and borrow money either unsecured or on the security of the Security Assets or any part thereof either in priority to the security constituted by this Deed or otherwise and generally on such terms and conditions as he may think fit and no person lending such money shall be concerned to enquire as to the propriety or purpose of the exercise of such power or to see to the application of any money so raised or borrowed;

        (v) SELL ASSETS to sell, exchange, convert into money and realise all or any part of the Security Assets by public auction or private contract and generally in such manner and on such terms as he shall think proper. Without prejudice to the generality of the foregoing he may do any of these things for a consideration consisting of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over such period as he may think fit;

        (vi) COMPROMISE to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Chargor or relating in any way to the Security Assets or any part thereof;

        (vii) LEGAL ACTIONS to bring, prosecute, enforce, defend and abandon all such actions, suits and proceedings in relation to the Security Assets or any part thereof as may seem to him to be expedient;

        (viii) RECEIPTS to give valid receipts for all moneys and execute all assurances and things which may be proper or desirable for realising the Security Assets; and

        (ix) GENERAL POWERS to do all such other acts and things as he may consider desirable or necessary for realising the Security Assets or any part thereof or incidental or conducive to any of the matters, powers or authorities conferred on a Receiver under or by virtue of this Deed, to exercise in relation to the Security Assets or any part thereof all such powers, authorities and things as he would be capable of exercising if he were the absolute beneficial owner of the same and to use the name of the Chargor for all or any of such purposes.

11.3    REMOVAL AND REMUNERATION

        The Administrative Agent may from time to time for writing under its hand (subject to any requirement for an order of the court in the case of an administrative receiver) remove any Receiver appointed by it and may, whenever it may deem it expedient, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated and may from time to time fix the remuneration of any Receiver appointed by it.

11.4    ADMINISTRATIVE AGENT MAY EXERCISE

        To the fullest extent permitted by law, all or any of the powers, authorities and discretions which are conferred by this Deed (either expressly or impliedly) upon a Receiver of the Security Assets may be exercised after the security hereby created becomes enforceable by the Administrative Agent in relation to the whole of such Security Assets or any part thereof without first appointing a Receiver of such property or any part thereof or notwithstanding the appointment of a Receiver of such property or any part thereof.

12.     APPLICATION OF PROCEEDS

        Any moneys received by the Administration Agent or by any Receiver appointed by it pursuant to this Deed and/or under the powers hereby conferred shall, after the security hereby constituted shall have become enforceable but subject to the payment of any claims having priority to this security and to the Administrative Agent's and such Receiver's rights under Clauses 10.2 (Contingencies) and 11.2 (Powers of Receiver) be applied by the Administrative Agent for the following purposes and, unless otherwise determined by the Administrative Agent or such Receiver, in the following order or priority (but without prejudice to the right of the Administration Agent or any Secured Party to recover any shortfall from the Chargor):

        (a) in satisfaction of or provision for all costs, charges and expenses incurred and payments made by the Administrative Agent or any Receiver appointed hereunder and of all remuneration due hereunder together with interest on the foregoing (as well after as before judgment and payable on demand) at the Default Rate from time to time from the date the same become due and payable as set forth in the Credit Agreement until the date the same are unconditionally and irrevocably paid and discharged in full;

        (b) in or towards payment of the Secured Liabilities or such part of them as is then due and payable, or as the case may be, outstanding pari passu between themselves; and

        (c) in payment of the surplus (if any) to the Chargor or other person entitled thereto.

13.     NO LIABILITY AS MORTGAGEE IN POSSESSION

        The Administrative Agent shall not nor shall any Receiver appointed as aforesaid by reason of it or the Receiver entering into possession of the Security Assets or any part thereof be liable to account as mortgagee in possession or be liable for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable. Every Receiver duly appointed by the Administrative Agent under the powers in that behalf herein contained shall be deemed to be the agent of the Chargor for all purposes and shall as such agent for all purposes be deemed to be in the same position as a Receiver duly appointed by a mortgagee under the Law of Property Act 1925. The Chargor alone shall be responsible for his contracts, engagements, acts, omissions, defaults and losses and for liabilities incurred by him and neither the Administrative Agent nor any Secured Party shall incur any liability therefor (either to the Chargor or to any other person whatsoever) by reason of the Administrative Agent's making his appointment as such Receiver or for any other reason whatsoever. Every such Receiver and the Administrative Agent shall be entitled to all the rights, powers, privileges and immunities by the Law of Property Act 1925 and conferred on mortgagees and receivers when such receivers have been duly appointed under the said Act but so that Section 103 of the Law of Property Act 1925 shall not apply.

14.     PROTECTION OF THIRD PARTIES

        No purchaser, mortgagee or other person or company dealing with the Administrative Agent or the Receiver or its or his agents shall be concerned to enquire whether the Secured Liabilities have become payable or whether any power which the Receiver is purporting to exercise has become exercisable or whether any money remains due under the Deed or the Financial Documents or to see to the application or any money paid to the Administration Agent or to such Receiver.

15.     EXPENSES

15.1    UNDERTAKING TO PAY

        All reasonable costs, charges and expenses incurred and all payments made by the Administrative Agent or any Receiver appointed hereunder in the lawful exercise of the powers hereby conferred whether or not occasioned by any act, neglect or default of the Chargor shall carry interest (as well after as before judgment) at the Default Rate from time to time as set forth in the Credit Agreement. The amount of all such costs, charges, expenses and payments and all such interest thereon and all remuneration payable hereunder shall be payable by the Chargor on demand. All such costs, charges, expenses and payments shall be paid and charged as between the Administrative Agent and the Chargor on the basis of a full indemnity and not on the basis of party and party or any other kind of taxation. No costs, charges, expenses or payments shall be payable by the Chargor pursuant to this Clause 15.1 to the extent that the same are incurred or made due to the negligence or wilful default of the Administrative Agent or any Receiver.

15.2    INDEMNITY

        The Security Parties and every Receiver, attorney, manager, agent or other person appointed by the Administrative Agent hereunder (each an "INDEMNIFIED PARTY") shall be entitled to be indemnified out of the Security Assets in respect of all liabilities and expenses reasonably and properly incurred by them in the execution or purported execution of any of the powers, authorities or discretions vested in them pursuant hereto and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in any way relating to the Security Assets and the Secured Parties and any such Receiver may retain and pay all sums in respect of the same out of any moneys received under the powers hereby conferred. Notwithstanding the foregoing, no indemnified party shall be entitled to be indemnified in respect of any part of the foregoing which results from such party's negligence or wilful misconduct.

16.     DELEGATION BY ADMINISTRATIVE AGENT

        The Administrative Agent or any Receiver appointed hereunder may at any time and from time to time delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Administrative Agent or such Receiver under this Deed in relation to the Security Assets or any part thereof. Any such delegation may be made upon such terms (including power to sub-delegate) and subject to such regulations as the Administrative Agent or such Receiver may think fit. The Administrative Agent or such Receiver shall not be in any way liable or responsible to the Chargor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate unless the delegation to such person was carried out negligently or without due investigation.

17.     FURTHER ASSURANCES

17.1    GENERAL

        The Chargor shall at its own expense execute and do all such assurances, acts and things as the Administrative Agent may reasonably require for perfecting or protecting the security intended to be created hereby over the Security Assets or any part thereof or for facilitating (if and when this security becomes enforceable) the realisation of the Security Assets or any part thereof and in the exercise of all powers, authorities and discretions vested in the Administrative Agent or any Receiver of the Security Assets or any part thereof or in any such delegate or sub-delegate as aforesaid. To that intent, the Chargor shall in particular execute all transfers, conveyances, assignments and assurances of such property whether to the Administrative Agent or to its nominees, amend (when it is able by control of the relevant company) the Memorandum and Articles of Association of the Company and to remove, for example and without limitation, restrictions on the transfer of those shares, the registration of the transferee and existing pre-emption rights, as the Administrative Agent may reasonably request and give all notices, orders and directions and make all registrations which the administrative Agent may reasonably think expedient for perfecting or protecting the security created hereby over the Security Assets.

17.2    LEGAL CHARGE

        Without prejudice to the generality of Clause 17.1 (General), the Chargor will forthwith at the request of the Administrative Agent execute a legal mortgage, charge or assignment over all or any of the Security Assets subject to or intended to be subject to any fixed security hereby created in favour of the Administrative Agent (as agent and trustee as aforesaid) in such form as the Administrative Agent may require but containing terms no more onerous than those in this Deed.

18.     REDEMPTION OF PRIOR MORTGAGES

        The Administrative Agent may, at any time after the security hereby constituted has become enforceable, redeem any prior Lien against the Security Assets or any part thereof or procure the transfer thereof to itself and may settle and pass the accounts of the prior mortgagee, chargee or encumbrancer. Any accounts so settled and passed shall be conclusive and binding on the Chargor. All principal moneys, interest, costs, charges and expenses of and incidental to such redemption and transfer shall be paid by the Chargor to the Administrative Agent on demand.

19.     POWER OF ATTORNEY

19.1    APPOINTMENT

        The Chargor hereby by way of security and in order more fully to secure the performance of its obligations hereunder irrevocably appoints the Administrative Agent and every Receiver of the Security Assets or any part thereof appointed hereunder and every such delegate or subdelegate as aforesaid to be its attorney acting severally, and on its behalf and in its name or otherwise, after the occurrence of an Event of Default and whilst it continues to execute and do all such assurances, acts and things which the Chargor ought to do and fails to do under the covenants and provisions contained in this Deed (including, without limitation, to make any demand upon or to give any notice or receipt to any person owing moneys to the Chargor and to execute and deliver any charges, legal mortgages, assignments or other security and any transfers of securities) any generally in its name and on its behalf to exercise all or any of the powers, authorities and discretions conferred by or pursuant to this Deed or by statute on the Administrative Agent or any such Receiver, delegate or sub-delegate and (without prejudice to the generality of the foregoing) to seal and deliver and otherwise perfect any deed, assurance, agreement, instrument or act which it or he may reasonably deem proper in or for the purpose of exercising any of such powers, authorities and discretions.

19.2    RATIFICATION

        The Chargor hereby ratifies and confirms and agrees to ratify and confirm whatever any such attorney as is mentioned in Clause 19.1 (Appointment) shall do or purport to do in the exercise or purported exercise of all or any of the powers, authorities and discretions referred to in such Clause.

20.     NEW ACCOUNTS

        If the Administrative Agent or any Secured Party receives or is deemed to be affected by notice whether actual or constructive of any subsequent charge or other interest affecting any part of the Security Assets and/or the proceeds of sale thereof, the Administrative Agent or such Secured Party (as the case may be) may open a new account or accounts with the Chargor. If the Administrative Agent or such Secured Party (as the case may be) does not open a new account it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice and as from that time all payments made to the Administrative Agent or such Secured Party (as the case may be) shall be credited or be treated as having been credited to the new account and shall not operate to reduce the amount for which this Deed is security.

21.     STAMP TAXES

        The Chargor shall pay and, forthwith on demand, indemnify the Administrative Agent and each Secured Party against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of this Deed.

22.     ADMINISTRATIVE AGENT

22.1    POWERS AND DISCRETIONS

        Save as expressly provided in this deed.

        (a) until the security hereby constituted shall have become enforceable the Administrative Agent shall in granting any consent or waiver or exercising any power, trust, authority or discretion vested in it under the Security Documents, act as it in its reasonable discretion shall think fit, in which case it shall be in no way responsible for any loss, costs, damages or expenses which may result from the exercise of non-exercise thereof save in the case of its own negligence or wilful misconduct; and

        (b) as regards all the powers, trusts, authorities and discretions vested in it under the Security Documents, after the security hereby constituted shall have become enforceable, the Administrative Agent shall have absolute discretion as to the exercise thereof and shall be in no way responsible for any loss, costs, damages or expenses which may result from the exercise of non-exercise thereof save in the case of its own negligence or wilful misconduct.

22.2    DIRECTIONS BY REQUIRED LENDERS

        As regards all or any of the powers, trusts, authorities and discretions vested in it under the Security Documents, the Administrative Agent shall act, or refrain from acting, in accordance with the directions of the Require Lenders.

22.3    PROTECTIONS

        By way of supplement to the Trustee Act 1925, it is expressly declared as follows:

        (a) the Administrative Agent may in relation to any of the provisions of the Security Documents act on the opinion or advice of or any information obtained from any lawyer, valuers, surveyor, broker, auctioneer, accountant or other expert whether obtained by the Chargor or by the Administrative Agent or otherwise and shall not be responsible for any loss occasioned by so acting;

        (b) any opinion, advice or information obtained pursuant to the foregoing paragraph (a) may be sent or obtained by letter, facsimile transmission, telephone or other means and the Administrative Agent shall not be liable for acting on any opinion, advice or information purporting to be so conveyed although the same shall contain some error or shall not be authentic;

        (c) the Administrative Agent may call for an accept as sufficient evidence a certificate signed by any Responsible Officer of the Chargor to the effect that any particular dealing, transaction, step or thing is in the opinion of the persons so certifying suitable or expedient or as to any other fact or matter upon which the Administrative Agent may require to be satisfied. The Administrative Agent shall be in no way bound to call for further evidence or be responsible for any loss that may be occasioned by acting on any such certificate;

        (d) The Administrative Agent may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive of any agency of any state or which would or might in its opinion otherwise render it liable to any person and may do anything which is in its opinion necessary to comply with any such law or directive;

        (e) the Administrative Agent shall not be liable for any failure, omission or defect in perfecting the security hereby constituted including without prejudice to the generality of the foregoing (i) failure to obtain any licence, consent or other authority for the execution of any Security Document,
                (ii) failure to register the same in accordance with the provisions of any of the documents of title of the Chargor to any of the property hereby charged, (iii) failure to effect or procure registration of or otherwise protect any floating charge created by any Security Document by registering under the Land Registration Act 1925 or any other registration laws in any territory any notice, caution or other entry prescribed by or pursuant to the provisions of the Acts or laws and (iv) failure to take or to require the Chargor to take any steps to render any floating charge created by any Security Document effective as regards assets (if any) outside England or Wales or to secure the creation of any ancillary charge under the laws of any territory concerned:

        (f) the Administrative Agent shall accept without enquiry, requisition, objection or investigation such title as the Chargor may have to that part of the Security Assets belonging to it or any part thereof;


        (g) the Administrative Agent shall be entitled to assume that no Event of Default has occurred unless it has received from a Secured Party a written notice specifying the nature of the Event of Default;


        (h) the Secured Parties shall indemnify the Administrative Agent and every attorney, agent or other person appointed by it hereunder against all liabilities and expenses properly incurred by it or him in the execution of the powers and trusts contained in the Security Documents or any designating instrument or of any powers and trusts contained the Security Documents or of any powers, authorities or discretions vested in it or him pursuant to the Security Documents and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted to be done in any way relating to the Security Documents, provided always that the liability of each of the Secured Parties under this paragraph shall not exceed such proportion of the liabilities and expenses as equals the proportion which the Secured Liabilities then due and owing to it shall bear to the aggregate of such Secured Liabilities then due and owing to the Secured Parties; and provided further that the Administrative Agent may, in priority to any payment to any Secured Party retain and pay out of any moneys in its hands upon the trusts herein contained the amount of any liabilities and expenses hereinbefore mentioned;

        (i) the Administrative Agent may place all title deeds and other documents certifying, representing or constituting the title to any of the property hereby charged for the time being in its hand in any safe deposit, safe or receptacle selected by the Administrative Agent or with any bank or company whose business includes undertaking the safe custody of documents or solicitor or firm of solicitors and may at its discretion make any such arrangements as it thinks fit for allowing the Chargor or its solicitors and auditors access to or possession of such title deeds and other documents when necessary or convenient and the Administrative Agent shall not be responsible for any loss incurred in connection with any such deposit, access or possession and the Chargor shall pay all sums required to be paid on account of or in respect of any such deposit;

        (j) save as otherwise provided in the Security Documents, all moneys which under the trusts herein contained are received by the Administrative Agent may be invested in the name of or under the control of the Administrative Agent in any investment for the time being authorised under English law for the investment by trustees of trust moneys or in any other investments, whether similar or not, which may be selected by the Administrative Agent or by placing the same on deposit in the name of or under the control of the Administrative Agent at such bank or institution (including the Administrative Agent) as the Administrative Agent may think fit, or in such currency as the Administrative Agent thinks fit and the Administrative Agent may at any time vary or transfer any such investments for or into other such investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss occasioned thereby whether by depreciation in value, fluctuation in exchange rates or otherwise;

        (k) save as otherwise expressly provided in the Security Documents but only as between the Administrative Agent and the Chargor and if the Administrative Agent is not a Secured Party the Administrative Agent shall have full power to determine all questions and doubts arising in relation to any of the provisions of the Security Documents and every such determination whether made upon a question actually raised or implied in the acts or proceedings of the Administrative Agent shall be conclusive and shall bind the Chargor; and

        (l) the Administrative Agent may in the conduct of the trusts hereof instead of acting personally employ and pay an agent whether being a solicitor or other person to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Administrative Agent including the receipt and payment of money and any agent being a solicitor, broker or other person engaged in any profession or business shall be entitled to be paid all usual professional and other charges for business transacted and acts done by him or any partner of his in connection with the trusts hereof.

22.4    PERFORMANCE BY CHARGOR

        The Administrative Agent is hereby authorised and it shall be entitled to assume without enquiry (in the absence of knowledge by or an express notice to it to the contrary) that the Chargor is duly performing and observing all the covenants, conditions, provisions and obligations contained in the Security Documents and/or in respect of the Secured Liabilities and on its part to be performed and observed.

23.     WAIVERS, REMEDIES CUMULATIVE

(a) The rights of the Administrative Agent and each Secured Party under this Deed;

        (i)    may be exercised as often as necessary;

        (ii) are cumulative and not exclusive of its rights under general law; and

        (iii)  may be waived only in writing and specifically.

(b) The Administrative Agent may waive any breach by the Chargor of any of the Chargor's obligations hereunder if so instructed by the Required Lenders and may agree minor or technical amendments to the document and the transactions contemplated thereby without requiring the instructions of the Lenders.

24.     SEVERABILITY

24.1    GENERAL

        If a provision of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction in respect of the Chargor, that shall not affect:

        (a) in respect of the Chargor the validity or enforceability in that jurisdiction of any other provision of this Deed; or

        (b) in respect of the Chargor the validity or enforceability in that jurisdiction of any provision of this Deed; or

        (c) in respect of the Chargor the validity or enforcability in other jurisdictions of that or any other provision of this Deed.

24.2    DEEMED SEPARATE CHARGES

        This Deed shall, in relation to the Chargor, be read and construed as if it were a separate Deed relating to the Chargor to the intent that if any Lien created by the Chargor in this Deed shall be invalid or liable to be set aside for any reason, this shall not affect any Security Interest created hereunder by the Charger.

25.     COUNTERPARTS

        This Deed may be executed in any number of counterparts and this will have the same effect as if the signatures on the counterparts were on a single copy of this Deed.

26.     NOTICES

26.1    GIVING OF NOTICES

        All notices under, or in connection with, this Deed shall be given in accordance with the provisions of subsection 14.2 of the Credit Agreement and section 8.2 of the Master Guarantee and Collateral Agreement.

26.2    ADDRESSES FOR NOTICES

        The address, telex number and facsimile number of the Chargor and the Administrative Agent for all notices under, or in connection with, this Deed are the same as provided for in the Credit Agreement or, as the case may be, the Master Guarantee and Collateral Agreement.

27.     COVENANT TO RELEASE

(a) The Administrative Agent shall and is hereby authorised by each Secured Party to execute on behalf of itself and each Secured Party, without the need for any further referral to, or authority from, any Secured Party, all necessary releases of the Chargor from its obligations under any Security Document (including, without limitation, a release of the security given by the Chargor hereunder) which is sold pursuant to an asset disposal permitted or consented to under the Credit Agreement.

(b) Upon the expiry of the Security Period, the Administrative Agent and each Secured Party shall, at the request and cost of the Chargor, execute and do all such deeds, acts and things as may be necessary to release the Security Assets from the security constituted hereby.

28.     JURISDICTION

28.1    SUBMISSION

        For the benefit of the English Agent and each English Lender, the Chargor agrees that the courts of England have jurisdiction to settle any disputes in connection with this Deed and accordingly submits to the jurisdiction of the English courts.

28.2    SERVICE OF PROCESS

        Without prejudice to any other mode of service, the Chargor:

        (a) irrevocably appoints the Company at Surrey House, 114 Tilt Road, Cobham, Surrey KT11 3JH as its agent for service of process relating to any proceedings before the English courts in connection with this Deed;

        (b) agrees to maintain such an agent for service of process in England for so long as any Secured Liability is outstanding under this Deed;

        (c) agrees that failure by a process agent to notify the Chargor of the process will not invalidate the proceedings concerned; and

        (d) consents to the services of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 26.2 (Addresses for notices).

28.3    FORUM CONVENIENCE AND ENFORCEMENT ABROAD

        The Chargor:

        (a) waives objection to the English courts on grounds of inconvenience forum or otherwise as regards proceedings in connection with this Deed; and

        (b) agrees that a judgment or order of an English court in connection with this Deed is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

28.4    NON-EXCLUSIVITY

        Nothing in this Clause 28 limits the right of the Secured Parties to bring proceedings against the Chargor in connection with this Deed:

        (a)     in any other court of competent jurisdiction; or

        (b)     concurrently in more than one jurisdiction.

29.     GOVERNING LAW

        This Deed shall be governed by and constructed in accordance with English law.

IN WITNESS whereof this Deed has been duly executed as a deed on the date first above written.

                                 SIGNATORIES



THE CHARGOR


Executed as a deed by           )
AMAV INDUSTRIES, INC.           )
acting by                       )
                                )  /s/ ANDREW S. ROSEN        Andrew S. Rosen
                                )  ------------------------   Vice President
                                )  Authorized Signatory
                                )
and                             )  /s/ ALAN PLOTKIN            Andrew Plotkin
                                )  ------------------------    Secretary
                                )  Authorized Signatory




THE ADMINISTRATIVE AGENT


SIGNED by
acting on behalf of
CREDIT SUISSEE FIRST BOSTON
in the presence of


                                     /s/ EDWARD E. BARR
                                         EDWARD E. BARR
                                           ASSOCIATE

                                    /s/  IRA LUBINSKY
                                         IRA LUBINSKY
                                        VICE PRESIDENT